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                               PROMISSORY NOTE

$30,000,000.00                                                 July 14, 1997

     FOR VALUE RECEIVED, the undersigned, COMMUNITY FIRST BANKSHARES, INC., a Delaware corporation with offices in Fargo, North Dakota, promises to pay to the order of Norwest Bank Minnesota, National Association, as agent ("Agent") on behalf of Harris Trust And Savings Bank ("Harris"), Bank Of America National Trust And Savings Association ("B of A") and Norwest Bank Minnesota, National Association (as a lender, "Norwest") (Harris, B of A and Norwest hereinafter referred to as the "Banks") at the Agent's Norwest Center Office, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), together with interest on the unpaid balance hereof from the date hereof until this Note is fully paid at annual rates determined in accordance with the provisions of the Credit Agreement defined below. Interest on this Note shall be calculated on the basis of actual number of days elapsed in a 360-day year.

     This Note constitutes the Term Note issued pursuant to the provisions of that certain Credit Agreement of even date herewith (the "Credit Agreement") made between the undersigned, the Banks and the Agent. Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which accrued interest on this Note is payable. Reference is also hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, may be prepaid voluntarily and may be accelerated.

     The loan evidenced by this Note is comprised of Tranche A, in the amount of $6,000,000.00, and Tranche B, in the amount of $24,000,000.00.

     The principal of this Note shall be repayable as follows:

          A.   The principal of Tranche A shall be repayable as follows:

                    Six (6) semi-annual installments, each in the amount of $1,000,000.00, commencing January 31, 1998 and continuing on the 31st day of each consecutive July and January thereafter through and including July 31, 2000, at which time all then-remaining outstanding principal of Tranche A shall be due and payable.

          B.   The principal of Tranche B shall be repayable as follows:

                    Six (6) semi-annual installments, each in the amount of $875,000.00, commencing January 31, 1998 and continuing on the 31st day of each consecutive July and January thereafter through and including July 31, 2000; plus, nine (9) semi-annual installments each in the amount of $1,875,000.00, commencing January 31, 2001 and continuing on the 31st day of each consecutive July and January thereafter through and


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                    including January 31, 2005; plus, one (1) final installment in an amount equal to all then-remaining unpaid principal of Tranche B shall be due and payable on July 31, 2005.

     This Note replaces, but shall not be deemed payment or satisfaction of, that certain Promissory Note of even date made by the undersigned in the face amount of $30,000,000.00 payable to the Agent on behalf of the Banks, and which contained an incomplete name for B of A.

     Unless prohibited by law, the undersigned agrees to pay all costs of collection, including reasonable attorney's fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid. The holder hereof may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability in connection with this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser or guarantor. This Note shall be governed by the substantive laws of the State of Minnesota.

                                    COMMUNITY FIRST BANKSHARES, INC.

                                    By:  /s/ Mark A. Anderson
                                         ------------------------------------
                                         Mark A. Anderson,
                                         Executive Vice President,
                                         Chief Financial Officer and Secretary

                                    By:  /s/ Donald R. Mengedoth
                                         ------------------------------------
                                         Donald R. Mengedoth,
                                         President and Chief Executive Officer


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